Exhibit 3.188

CERTIFICATE OF FORMATION
OF
PAYSTAR FINANCIAL, LLC

This Certificate of Formation of PayStar Financial, LLC is to be filed with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act, Section 18-201.

1.             The name of the limited liability company is PayStar Financial, LLC.

2.             The name, street and mailing address of the initial registered office and the registered agent for service of process of the limited liability company in the state of Delaware are as follows: The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

3.             The limited liability company shall have the power to indemnify any member or manager who has taken an action of management as a member, manager, employee or agent of the limited liability company, or any other person who is serving at the request of the limited liability company in any such capacity with another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Delaware Limited Liability Company Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a member, manager, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

Dated as of this 30th day of November, 2001.

/s/ Margaret S. Alexander
Margaret S. Alexander, Sole Organizer

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

PAYSTAR FINANCIAL, LLC

PayStar Financial, LLC (the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.             The name of the Company is PayStar Financial, LLC.

2.             The Certificate of Formation of the Company is hereby amended by deleting Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

                 1.            The name of the limited liability company is Money Network, LLC.

3.             This Certificate of Amendment shall be effective upon filing with the Secretary of State.

Executed on this 25 day of March, 2003.

PAYSTAR FINANCIAL, LLC

By:	/s/ Mark V. Putman

Name: Mark V. Putman
Title: Manager

CERTIFICATE OF AMENDMENT

Name of Limited Liability Company:  Money Network Financial, LLC

The Certificate of Formation of the limited liability company is hereby amended as follows:

Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu thereof the following statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of June A.D. 2007

By:	/s/ Gretchen A. Herron
Authorized Person(s)

Name: Gretchen A. Herron, Assistant Secretary
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